ACETO CORPORATION
One Hollow Lane
Lake Success, New York 11042-1215

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 2, 1999

The Annual Meeting of Stockholders of Aceto Corporation, a New York corporation, (the Company), will be held at the Long Island Marriott, 101 James Doolittle Boulevard, Uniondale, New York 11553, at 10:00 A.M. New York City time, on Thursday, December 2, 1999 for the following purposes:

      1. To elect eight directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 10, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

If you do not expect to attend the meeting in person, please fill in, sign, and return the enclosed form of proxy.

                                    By order of the Board of Directors,


                                    DONALD HOROWITZ
                                    Secretary

Lake Success, New York
October 20, 1999

ACETO CORPORATION
One Hollow Lane
Lake Success, New York 11042-1215


PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
December 2, 1999

Approximate Mailing Date of Proxy Statement and Form of Proxy:  October 20,
1999

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Aceto Corporation (the Company) of proxies to be voted at the Annual Meeting of Stockholders to be held on Thursday, December 2, 1999 and at any adjournment thereof.

A stockholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use by notice in writing to the Secretary of the Company or by revocation in person at the Annual Meeting. Unless so revoked, the shares represented by duly executed proxies received by the Company prior to the Annual Meeting will be voted for or against the proposals referred to therein and presented at the Annual Meeting in accordance with the stockholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted (l) FOR the election as directors of the nominees named below under the caption "ELECTION OF DIRECTORS"; (2) in the discretion of the proxies named on the proxy card with respect to such other business as may properly come before the Annual Meeting or any adjournments thereof.

The close of business on September 10, 1999 has been fixed as the record date for the determination of stockholders entitled to notice and to vote at the meeting. At that record date, the following classes of stock were outstanding and entitled to notice and vote:

                                 Shares     Votes per
      Class                   Outstanding     Share              Votes

Common stock                  6,174,843      1.0000            6,174,843
Preferred stock
    Third series   100,000                   3.1000*   309,996
    Fourth series   40,000                   2.8662*   114,648
    Fifth series    40,000                   2.6500*   105,998
    Sixth series    40,000                   2.4500*    98,000
    Seventh series  40,000                   2.2651*    90,605
    Eighth series   40,000                   2.1780*    87,120
Total preferred
      stock                     300,000                          806,367
Total all classes             6,474,843                        6,981,210

*Adjusted for stock dividends and stock split.

All of the outstanding preferred stock is held by the Aceto Corporation Profit Sharing Plan.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of September 10, 1999 certain information with respect to each person who to the best of the knowledge of the Company beneficially owned more than 5% of the outstanding shares of the Company's common or preferred stock:

NAME and ADDRESS              COMMON STOCK                  PREFERRED STOCK

                        Amount & Nature               Amount & Nature
                        of Beneficial     % of        of Beneficial     % of
                        Ownership         Class       Ownership         Class

Leonard S. Schwartz     121,320(1)(2)     1.9%          300,000(4)      100%
One Hollow Lane
Lake Success, NY 11042

Donald Horowitz          21,280(1)(3)     0.3%          300,000(4)      100%
One Hollow Lane
Lake Success, NY 11042

Samuel I. Hendler         5,522(1)        0.1%          300,000(4)      100%
1983 Marcus Avenue
Lake Success, NY 11042

Aceto Corporation
Profit Sharing Plan     139,314(4)        2.2%          300,000(4)      100%
One Hollow Lane
Lake Success, NY 11042

T. Rowe Price
Associates, Inc.        657,850(5)        10.7%
100 East Pratt Street
Baltimore, MD 21202

Private Capital
Management              396,010(6)        6.4%
3003 Tamiami Trail
North Naples, FL 34103

Mark E. Brady           421,836(7)        6.8%
Robert J. Suttman
Ronald Eubel
Bernie Holtgrieve
Eubel Brady & Suttman
Asset Management, Inc.
7777 Washington
Village Drive
Dayton, Ohio 45459

Dimensional Fund
Advisors Inc.           371,908(8)        6.0%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

(1) Messrs. Schwartz, Horowitz and Hendler have, or share with their wives, voting power and investment power with respect to the shares owned directly by each of them.

(2)   Includes 104,034 shares of currently exercisable stock options.

(3)   Includes 18,000 shares of currently exercisable stock options.

(4) All the preferred stock is owned by the Company's Profit Sharing Retirement Plan. The Trustees of the Plan are Leonard S. Schwartz, Donald Horowitz and Samuel I. Hendler. The Trustees are considered by the SEC to be beneficial owners of the preferred stock because they have investment and voting power. The preferred stock is convertible into common shares at various conversion rates decided by the Board when the shares were issued. As of September 10, 1999, the 300,000 shares of preferred stock were convertible into 139,314 shares of common stock and, if converted, would comprise 2.2% of the outstanding shares of common stock.

(5) The securities are owned by various individual and institutional investors [including T. Rowe Price Small Cap Value Fund, Inc. (which owns 580,000 shares, representing 9.4% of the shares outstanding)], to which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed sole owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)   As of October 6, 1999.

(7) Eubel Brady & Suttman Asset Management, Inc. (EBS) is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Mark E. Brady, Robert J. Suttman and Ronald
      A. Eubel, all affiliates of EBS, and EBS each beneficially own 421,836 shares (6.8%), with shared voting and dispositive power. Bernie Holtgrieve, who is also affiliated with EBS, beneficially owns 405,982 shares (6.6%) with shared voting and dispositive power.

(8) Dimensional Fund Advisors, Inc. (Dimensional), an investment advisor registered under Section 203 of the Investment Advisors
      Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Issuer described in this schedule that are owned by the Portfolios. All securities reported in this schedule are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.

PROPOSAL 1: ELECTION OF DIRECTORS

At the meeting eight directors are to be elected, each to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. If any nominee should become unavailable for any reason, it is intended that shares represented by proxies in the accompanying form will be voted for a substitute nominee designated by the management. The management has no reason to believe that any of the nominees named will not be a candidate or will be unable to serve if elected.

The names of the nominees for directors, together with certain information regarding them, are as follows:

LEONARD S. SCHWARTZ, Age 53, PRESIDENT , CHAIRMAN OF THE BOARD and CHIEF EXECUTIVE OFFICER. Mr. Schwartz has served as Chairman and Chief Executive Officer since July 1, 1997, and President since July 1, 1996. He joined the Company in 1969, and became Senior Vice President in charge of its industrial chemicals department in 1991. Mr. Schwartz is also Chairman of the Executive and Audit Committees. He has been a director of the Company since 1991.

DONALD HOROWITZ, Age 52, SECRETARY, TREASURER and CHIEF FINANCIAL OFFICER of the Company. Mr. Horowitz has been employed by the Company since 1971 and was, in January 1990, elected Secretary and Treasurer and Chief Financial Officer. He has been a director since 1991.

SAMUEL I. HENDLER, Age 77, ATTORNEY. Mr. Hendler, who has been engaged in the private practice of law in New York since 1949, has acted as counsel to the Company for more than 45 years and is Secretary, a director and counsel to Pneumercator Company, Inc., a Farmingdale, New York Corporation. Mr. Hendler is a member of the Executive Committee. He has been a director since 1990.

ANTHONY BALDI, Age 60, PRESIDENT of Aceto Agricultural Chemicals Corp., a wholly owned subsidiary of the Company. Mr. Baldi has been employed by the Company since 1957. Mr. Baldi has been the President, a director and Chief Operating Officer of Aceto Agricultural Chemicals Corporation, a wholly-owned subsidiary of the Company since 1976, when it was incorporated, and prior thereto headed the Company's agricultural chemicals department. He has been a director since 1991.

THOMAS BRUNNER, Age 60, SENIOR VICE PRESIDENT of the Company. Mr. Brunner has been employed by the Company since 1967. Mr. Brunner is Senior Vice President in charge of the Company's international sales. He has been a director since 1991.

RICHARD AMITRANO, Age 51, SENIOR VICE PRESIDENT of the Company.
Mr. Amitrano joined the Company in 1972 and is in charge of its organic intermediates and colorants department. He has been a director since 1997.

STEPHEN M. GOLDSTEIN, Age 60, RETIRED, FORMER SENIOR VICE PRESIDENT, Chase Manhattan Bank. Mr. Goldstein retired in 1997 from his position as a Senior Vice President and Regional Manager in the Middle Market Division of Chase Manhattan Bank. He was responsible for the bank's middle market business in Queens, New York and had been employed by Chase Manhattan Bank since 1963. Mr. Goldstein is a member of the Executive and Audit Committees. He has been a director since 1993.

ROBERT A. WIESEN, Age 48, ATTORNEY, Partner in Clifton Budd & DeMaria. Mr. Wiesen is an attorney and partner in the law firm of Clifton Budd & DeMaria.
He joined the firm in 1979 subsequent to his employment with the National Labor Relations Board. He has handled matters for the Company relating to labor and employment law for over ten years and he has written and lectured on labor law. Mr. Wiesen is a member of the Executive and Audit Committees. He has been a director since 1994.


            Stock Ownership of Executive Officers and Directors
                       As of September 10, 1999


                    Common Stock     Currently       Total
                    Beneficially    Exercisable    Beneficial   Percent
Name                   Owned       Stock Options   Ownership   Ownership

Leonard S. Schwartz(1)    17,286         104,034     121,320      1.9
Donald Horowitz(1)         3,280          18,000      21,280      0.3
Samuel I. Hendler(1)       5,522              -        5,522      0.1
Anthony Baldi             38,273           6,000      44,273      0.7
Thomas Brunner             2,741          30,534      33,275      0.5
Richard Amitrano           2,314          18,000      20,314      0.2
Stephen M. Goldstein         165              -          165       -
Robert A. Wiesen             301              -          301       -

All directors, officers
and nominees as a group   70,180         176,568     246,748      3.6%
-eight persons

(1) Messrs. Hendler, Horowitz and Schwartz also are Trustees of the Company's Profit Sharing Retirement Plan. The Plan owns 300,000 shares of preferred stock. Messrs. Hendler, Horowitz and Schwartz disclaim ownership of such shares.

All the nominees for Director have, or share with their respective spouses, voting power and investment power with respect to the shares owned by each of them.

The Audit Committee is charged with making recommendations to the Board of Directors as to the selection of the Company's independent auditors, maintaining communications between the full Board and the independent auditors, reviewing the annual audit submitted by the auditors and determining the nature and extent of problems, if any, presented by such audit warranting consideration by the full Board. The Audit Committee is also utilized for a review of potential conflict-of-interest situations in reviews conducted by the Company of related party transactions, if any. The members of the Audit Committee during the fiscal year ended June 30, 1999 were Messrs. Leonard S. Schwartz (Chairman), Stephen M. Goldstein, and Robert A. Wiesen. The Audit Committee held two meetings during the past fiscal year. A majority of the members were present at each meeting.

The Board of Directors does not have a nominating committee. The Executive Committee of the Board of Directors, whose members are Messrs. Leonard S. Schwartz (Chairman), Stephen M. Goldstein, Samuel I. Hendler and Robert A. Wiesen, functions as the Executive Compensation Committee.

During the fiscal year ended June 30, 1999 there were 4 meetings of the Board of Directors. All directors attended at least 75% of the meetings.

A plurality of votes actually cast at the meeting is required to elect a director.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" ALL EIGHT NOMINEES FOR DIRECTOR.

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers.

                                        ANNUAL COMPENSATION                LONG TERM COMPENSATION
NAME AND                     YEAR      SALARY      BONUS      OTHER   RESTRICTED  OPTIONS/     LTIP     ALL OTHER
PRINCIPAL POSITION                                           ANNUAL      STOCK      SARS      PAYOUTS  COMPENSATION(2)
                                                             COMPEN-    AWARDS
                                                             SATION
Leonard S. Schwartz          1999      314,711    432,000     1,264     108,000       -          -       58,223
President, Chairman          1998      298,558    500,000     4,053     100,000   60,000{(1)}    -       60,415
and Chief Executive          1997      224,231    300,000     5,345        -     202,500{(1)}    -       40,399
Officer

Donald Horowitz              1999      209,808    116,312     1,897      8,688     15,000        -       32,228
Secretary/Treasurer          1998      199,731    115,000     2,334        -          -          -       31,348
and Chief Financial          1997      192,911    112,897     2,147        -          -          -       28,955
Officer

Richard Amitrano             1999      198,624    111,822     1,633      1,566     15,000        -       31,001
Senior Vice President        1998      189,579     93,210     1,273     28,000        -          -       31,890
                             1997      171,074    104,186     1,656        -          -          -       27,482

Anthony Baldi                1999      200,000    185,500     2,349      4,500      2,000        -       34,988
President, Aceto             1998      200,330    144,000     2,634     36,000        -          -       34,504
Agricultural Chemicals       1997      216,962    149,387     3,699        -          -          -       32,535

Thomas Brunner               1999      200,000     50,000     2,718        -        2000         -       24,675
Senior Vice President        1998      200,083    147,894     2,702     36,974        -          -       34,735
                             1997      204,084    182,789     2,511        -          -          -       33,635

(1) Adjusted for the 3 for 2 stock split paid in April 1998.
(2) Represents contributions to the Company's qualified and non-qualified retirement plans.

Option Grants In Last Fiscal Year
The following table contains information regarding the grant of stock options in the fiscal year ended June 30, 1999 to the named executives. All grants were made in the form of non-qualified stock options.

Options Granted in Last Fiscal Year
                                                           Potential Realizable
                                                           Value at Assumed
                                                           Annual Rates of Stock
                                                           Price Appreciation
                                                           for Option Term

                              Individual Grants

            Number of
            Securities   % of Total        Exercise
            Underlying   Options Granted   or Base
            Options      To  Employees     Price    Expiration
Name        Granted      in Fiscal Year    ($/Sh)   Date      5% (1)      10%(1)

Richard
 Amitrano  15,000           7.3%          $12.50   12/10/08   $117,918  $298,827

Anthony
 Baldi      2,000           1.0%           12.50   12/10/08     15,722    39,844

Thomas
 Brunner    2,000           1.0%           12.50   12/10/08     15,722    39,844

Donald
 Horowitz  15,000           7.3%           12.50   12/10/08   $117,918   298,827

Leonard
 Schwartz    None

(1) The dollar amounts illustrate value that might be realized upon exercise of the options immediately prior to the expiration of their term, covering the specific compounded rates of appreciation set by the Securities and Exchange Commission (5% and 10%) and are not, therefore, intended to be forecasts by Aceto of possible future appreciation of the stock price of Aceto.

Stock Option Exercises in Fiscal 1999 and Value at June 30, 1999

The following table summarizes information with respect to options exercised during fiscal year ended June 30, 1999 by the Chief Executive Officer and the executive officers named in the Summary Compensation Table, and the value of the options held by such persons at the end of fiscal year 1999.

                                                              Value of
                                               No. of         Unexercised
                                               Unexercised    In-the-money
                                               Options at     Options at
                       Shares                  June 30, 1999  June 30, 1999(1)
                       Acquired     Value      Exercisable/   Exercisable/
Name                 on Exercise    Realized   Unexercisable  Unexercisable

Richard Amitrano         -         $    -       18,000/           $ 66,960/
                                                19,500              16,740

Anthony Baldi           6,000         20,070     6,000/             22,320/
                                                 8,000              22,320

Thomas Brunner          6,534         51,675    30,534/            134,421/
                                                 8,000              22,320

Donald Horowitz         4,356         32,272    18,000/             66,960/
                                                19,500              16,740

Leonard S. Schwartz       -             -      104,034/            325,491/
                                               202,500             515,400

(a) Value of unexercised in-the-money options is based on the common stock closing price on June 30, 1999 of $11.50.

On June 9, 1992, the Company's Board of Directors adopted resolutions amending the Company's 1980 Stock Option Plan (the Option Plan), in the following respects: the Plan is to be administered by a committee consisting of not less than three directors, all of whom shall be "disinterested persons"; a committee member shall be a "disinterested person" only if such person is not, at the time he exercises discretion in administering the Option Plan, eligible, and has not at any time within one year prior thereto been eligible, for selection as a person as to whom options may be granted; and no option may be granted to any director as to whom the proxy statement for the meeting of stockholders at which the Option Plan was submitted for approval of the stockholders of the Company disclosed that such director will not participate in the Option Plan.

On December 10, 1998, a committee consisting of Samuel I. Hendler (Chairman), Stephen M. Goldstein and Robert A. Wiesen was appointed by the Board of Directors to administer the Option Plan. All of said directors were disinterested persons as defined by the Option Plan.

The Company's 1998 Omnibus Equity Award Plan is administered by the Executive Committee of the Company's Board of Directors.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Committee of the Board of Directors, whose members are Leonard S. Schwartz (Chairman), Stephen M. Goldstein, Samuel I. Hendler and Robert A. Wiesen, functions as the Executive Compensation Committee, and makes recommendations to the Board with respect to the remuneration of the Company's executive officers.

The Company's compensation policy has been designed to enable the Company to attract, retain and motivate executives whose enthusiasm and abilities will contribute to the growth of its business and result in maximum profitability to the Company and its stockholders, by providing salaries and benefits competitive with those offered by other companies in the chemical industry.
The executive compensation program includes base salary, annual incentive compensation (cash bonuses), and long term incentive compensation (awards under the Company's Omnibus Equity Award Plan).

Base salaries are set at levels competitive with the chemical industry.
Because of the way that the Company operates its business, the contributions of its executives significantly affect corporate profitability. Bonuses (which can exceed base salary) are paid to reflect the extent of such contributions. The Chief Executive Officer (CEO) also is the President and Chief Operating Officer (COO) of the Company. The bonuses paid to the CEO and to the Secretary/Treasurer, who is the Chief Financial Officer (CFO), reflect the Company's overall performance (excluding extraordinary events).

The three highest paid executives, other than the CEO and CFO, are each responsible for the performance of one of the Company's principal profit centers. Internally generated performance records are kept on a monthly and yearly basis for these profit centers, and each center's profitability is compared in the current year to the previous year. Other factors considered in determining the bonuses of individual executives are the individual's own performance and the overall performance of the Company. The Executive Compensation Committee determines each bonus primarily based on this data, also taking into account the long term contributions of each individual.


CHIEF EXECUTIVE OFFICER'S COMPENSATION

The CEO's compensation was determined on the basis of the same factors utilized to compensate other executives, taking into account total compensation comparisons of top executives of corporations considered to be in the Company's peer group.

      The Executive Compensation Committee
            Leonard S. Schwartz, Chairman
            Stephen M. Goldstein
            Samuel I. Hendler
            Robert A. Wiesen

DIRECTOR COMPENSATION

Each non-employee director receives $10,000 per year for serving on the Board of Directors plus $500 for each committee meeting attended. There is no additional compensation for directors who are also employees.

Each of the non-employee directors, Messrs. Hendler, Wiesen and Goldstein, received stock options under the 1998 Aceto Corporation Omnibus Equity Award Plan. Each stock option was for 1,000 shares at a strike price of $12.50 and expires ten years from the date of grant. At June 30, 1999, the closing price of Aceto Corporation common stock was $11.50. The options were not in-the-money.


EMPLOYMENT AGREEMENTS

There are no employment contracts with any director, nominee for election as director, or officer; however, Messrs. Amitrano, Baldi, Brunner and Schwartz have signed patent and trade secret agreements.

STOCK PERFORMANCE GRAPH

Shown below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the S & P 500 Index and the Dow Jones Chemicals Index for the period of five years commencing July 1, 1994 and ending June 30, 1999.

Comparison of Five Year Cumulative Return* Among Aceto Corporation, The S & P 500 Index and the Dow Jones Chemicals Index.

* $100 invested on 06/30/94 in stock or index including reinvestment of dividends. Fiscal year ending June 30.

                        Cumulative Total Return

                  6/94  6/95  6/96  6/97  6/98  6/99

Aceto Corp.       100    99   119   114   193   139
S & P 500         100   126   159   214   279   342
DJ Chemicals      100   123   147   197   225   237



CERTAIN TRANSACTIONS

Samuel I. Hendler, a director of the Company, serves as general counsel to the Company. Robert A. Wiesen, a director of the Company, is a partner in the law firm of Clifton Budd & DeMaria, which serves as labor and employment law counsel of the Company.




SECTION 16 COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the registered class of the Company's equity securities to file with the Securities and Exchange Commission (SEC), initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

RELATIONSHIP WITH THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

The Board has again appointed the firm of KPMG LLP as independent auditors for the fiscal year ending June 30, 2000. A representative of KPMG LLP will be present at the Annual Meeting of Stockholders to respond to appropriate questions from stockholders and will have the opportunity to make a statement, if he so desires.

STOCKHOLDER PROPOSALS

Any proposal which a stockholder intends to present at the 2000 Annual Meeting of Stockholders must be duly received by the Company on or before June 2, 2000.

OTHER MATTERS

The Company's Annual Report to Stockholders for the year ended June 30, 1999 is being mailed to stockholders with this Proxy Statement.

The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of mails, proxies may be solicited by personal interview, facsimile, telephone or telegram by directors, officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

The management does not know of any matters to be presented for consideration, other than the matters described in the Notice of Annual Meeting, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

The Company will provide, without charge to each person whose proxy is solicited, on the written request of any such person, a copy of the Company's annual report on Form 10-K for its fiscal year ended June 30, 1999 required to be filed with the Securities and Exchange Commission, including the financial statements and the schedules thereto. Such written request should be directed to Mr. Donald Horowitz, Aceto Corporation, One Hollow Lane, Lake Success, New York 11042-1215. Each such request must set forth a good faith representation that, as of September 10, 1999 the person making the request was a beneficial owner of securities entitled to vote at the annual meeting of stockholders.



      By Order of the Board of Directors,

      DONALD HOROWITZ
      Secretary

October 20, 1999



                                                            Addendum
            STATEMENT PURSUANT TO SECTION 726 (d) OF
            THE NEW YORK BUSINESS CORPORATION LAW
      RELATING TO DIRECTOR AND OFFICER INDEMNIFICATION

The following information pertains to directors and officers liability indemnity insurance purchased by the Company:


Insurance Carrier:            St. Paul Insurance Co.

Date of Contract:             September 1, 1999

Expiration Date:              July 1, 2001

Cost of Insurance:            $60,238 ($32,857 per annum)

Corporate Positions Insured:  Directors and Officers

The undersigned hereby appoints Leonard S. Schwartz and Donald Horowitz, with the full power of substitution, proxies to vote at the annual meeting of stockholders of Aceto Corporation to be held on Thursday, December 2, 1999 at the Long Island Marriott, 101 James Doolittle Boulevard, Uniondale, New York, and at any adjournments of the meeting, according to the number of votes the undersigned might cast with all powers the undersigned would possess if personally present, as follows:

The shares represented by this proxy will be voted in accordance with the instructions given, but if no instructions are given, the shares will be voted FOR the elction of directors as a group.

Either of the proxies or their substitutes who are present at the meeting may exercise all powers conferred thereby.

PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL IT IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.


                                                ACETO CORPORATION
                                                P.O. Box 11199
                                                New York, NY 10203-0199

(1) Election of Directors

FOR all nominees  [  ]  WITHHOLD AUTHORITY to vote  [  ] EXCEPTIONS [  ]
listed below            for all nominees listed below

Nominees: Richard Amitrano, Anthony Baldi, Thomas Brunner, Stephen M. Goldstein, Samuel I. Hendler, Donald Horowitz, Leonard S. Schwartz and Robert
A. Wiesen

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions__________________________________________________________

(2) In their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign exactly as your name appears on this proxy. If shares are held jointly, each joint owner should sign. When signing as attorney,
executor, administrator, trustee or guardian, please give full title as such. Proxies executed by a corporation should be signed with the full corporate name by a duly authorized officer.

Dated: __________________________, 1999

       ________________________________
       (Signature of Stockholder)